Exhibit 99.2

SALE OF SHARES AGREEMENT

between

FRIEDSHELF 401 PROPRIETARY LIMITED

and

LINDICOM PROPRIETARY LIMITED

and

LINDICOM EMPOWERMENT HOLDINGS PROPRIETARY LIMITED

and

SPAR GROUP INTERNATIONAL, INC

and

SGRP MERIDIAN PROPRIETARY LIMITED

CONTENT

Clause	Page No

Preamble		2
1.	Interpretation	2
2.	Definitions	4
3.	Introduction	16
4.	Conditions Precedent to this Agreement	17
5.	Merger Notification	21
6.	Licensing Agreement	22
7.	Sale of Shares	23
8.	Purchase Price	23
9.	Closing	26
10.	Release from Security	28
11.	Warranties by the Seller	28
12.	Warranties by the Buyers and Company	30
13.	Warranties by the Parties	31
14.	Indemnities by the Seller	33
15.	Indemnities and Releases by the Buyers and the Company	35
16.	Waiver of Claims	36
17.	Restraint of Trade	38
18.	Lockout	40
19.	Intellectual Property	40
20.	Confidentiality and Announcements	42
21.	Certain Post Signing and Post Closing Obligations.	44
22.	Breach and Termination	45
23.	Notices and Domicilia	47
24.	Mutual Support	48
25.	Costs	49
26.	Dispute Resolution	49
27.	General	50
28.	Counterparts	51

Preamble

This Agreement regulates the sale of the Sale Shares by the Seller and envisages a continued alliance between the Seller and the Company.

1.	Interpretation

1.1	Any reference in this Agreement to:

(a)	a section or clause is, subject to any contrary indication, a reference to a section or clause of this Agreement;

(b)

a person is a reference to any natural or juristic person, firm, company, corporation, government, state, agency or organ of a state, association, trust or partnership (whether or not having separate legal personality);

(c)	any statute, regulation or other legislation is a reference to that statute, regulation or other legislation as amended or substituted from time to time;

(d)	a document or instrument includes the document or instrument as ceded, delegated, novated, altered, supplemented, amended, restated or replaced from time to time;

(e)	“including” or “in particular” does not limit the meaning of the preceding general words.

1.2	Headings are included in this Agreement for the purpose of convenience only and will not be used in its interpretation.

1.3	Unless the context indicates otherwise, in this Agreement a reference to the singular includes the plural and vice versa and a reference to any gender includes the other genders.

1.4

When any number of days is prescribed in this Agreement, the number excludes the first and includes the last day unless the last day falls on a day which is not a Business Day, in which case the last day will be the immediately following Business Day. Any reference to times of the day must be interpreted as references to local times in the relevant jurisdiction, unless the context indicates otherwise.

1.5

If a recital or definition in this Agreement is substantive, conferring rights or imposing obligations, or both, on a Party, effect will be given to it as if it were a substantive term in the body of this Agreement.

1.6

The termination or expiration of this Agreement will not affect those terms in this Agreement which expressly provide that they will operate after termination or expiration or which of necessity must continue to have effect after termination or expiration, notwithstanding that the terms do not expressly provide this.

1.7

The terms of this Agreement have been negotiated by the Parties and drafted for the benefit of the Parties, and accordingly the rule of construction that a contract will be interpreted against or to the disadvantage of the party responsible for drafting the contract, will not apply.

1.8	In the event of conflict between numbers and words, the words will prevail.

1.9

In the event of a conflict or inconsistency between the provisions of this Agreement and those of any other agreement or document, which was concluded among or between the Parties or any of them at any time prior to the Signature Date, including but not limited to the Transaction Documents (which for the sake of this clause excludes the Licencing Agreement and any modifications, consents and waivers, substitutions, novations and addenda thereto), shareholders' agreements, joint venture agreements and any modifications, consents and waivers, substitutions, novations and addenda thereto, the provisions of this Agreement shall take precedence over and shall be given effect to over the conflicting and/or inconsistent provisions of such other agreement. However, and notwithstanding the above, in the event of any conflict or inconsistency between the provisions of the Licencing Agreement and those of this Agreement and any other agreement or document, the Licencing Agreement shall take precedence over and shall be given effect to over the conflicting and/or inconsistent provisions of such other agreement. This Agreement will take precedence over the Shareholders' Agreement and any novations, substitutions and addenda thereto.

2.	Definitions

In this Agreement:

2.1	“Accountants” means BDO South Africa Incorporated, registration number 1995/002310/21;

2.2	“Applicable law” means any statute, regulation, directive, regulatory requirement, judgment or order or any other act having the force of law in South Africa;

2.3

"Affiliate" means any person in the same group of companies as the entity referred to in context in this Agreement, determined to be in the same group of companies in accordance with the company laws applicable the relevant company. For clarity, in the case of:

(a)	the Seller, as determined in accordance with the applicable securities law of Nevada, United States of America; and

(b)	any other SGRP Company incorporated and registered in the United States of America, the applicable law of the relevant State of incorporation and registration in the United States of America,

provided that for the purposes of this Agreement (i) the Company and the entities within the Group shall not be deemed to be a SGRP Company or a subsidiary or Affiliate of SGRP, and (ii) the owner or owners of SGRP shall not be deemed to an Affiliate of SGRP;

2.4	“Bordax Companies” means:

(a)	Bordax Retail Services (Pty) Ltd; and

(b)	Bordax Retail Services Gauteng (Pty) Ltd;

2.5	“Business” means the businesses of the entities within the Group that are:

(a)	in operation in a Territory on the Signing Date, or that commence operations in a new Territory at a later date during the restraint period in clause 17; and

(b)	are limited to the following activities:

(i)	sales and merchandising services;

(ii)	audit and analysis of existing operations relating to sales and merchandising;

(iii)	consulting on brand expansion strategies relating to sales and merchandising;

(iv)	collection, sourcing, and analysis of market research relating to sales and merchandising;

(v)	consulting on development and execution of sales and merchandising strategies, including promotions strategies, information technology solutions;

(vi)	advice and implementation of retail and wholesale strategy management relating to sales and merchandising;

(vii)	advice and implementation of project solutions relating to sales and merchandising;

(viii)	designing and sale of databases relating to sales and merchandising,

and all sales and merchandising services incidental or relating thereto conducted by any entity within the Group in the Territory;

2.6	“Business Day” means any day other than a Saturday, Sunday or public holiday in South Africa;

2.7	“Buyers” mean Friedshelf and LEH;

2.8

“Closing Date” means the 1st (first) Business Day following the day on which the last of the outstanding Conditions Precedent, is fulfilled or waived, as the case may be, and the required payments (other than the Second Instalment) and deliveries are made as required in clause 8;

2.9

"Closing" means the finalisation of the sale of the Sale Shares herein on the Closing Date, with effect from the Effective Date, provided that each Condition Precedent has been fulfilled or waived, as the case may be;

2.10	“Company” means SGRP Meridian Proprietary Limited, registration number 2003/013518/07;

2.11	“CMR Meridian” means CMR Meridian Proprietary Limited, registration number 2012/175796/07;

2.12	“Companies Act” means the Companies Act, 2008;

2.13	“Companies Regulations” means the regulations promulgated in terms of the Companies Act under Government Notice R351 in Government Gazette 34239 of 26 April 2011;

2.14	“Competition Act” means the Competition Act, 1998;

2.15	“Competition Authorities” means the Competition Commission, the Competition Tribunal and/or the Competition Appeal Court established in terms of Chapter 4 of the Competition Act, as applicable;

2.16	"Conditions Precedent” means the conditions precedent referred to in clause 4;

2.17	“Customer” means any person who:

(a)	is a customer of any entity within the Group as at the Effective Date and listed in the Customer List;

(b)	was a customer of any entity within the Group in the 12 (twelve) months preceding the Effective Date and listed in the Customer List;

2.18	“Customer List” means the list of Customers of the Group, to be compiled and signed by the Company, and a representative of the Buyers signed by representative of the Seller;

2.19

"Customer Waivers” means the written waivers to be provided by the Identified Customers, in terms of which the Identified Customers waive any rights they may have to cancel or vary their agreements with the Company (or other entity within the Group) as a result of a change of control of the Company, on terms acceptable to the Buyers;

2.20	"Deed of Adherence" means a deed of adherence in terms of which the signatories thereto agree to be bound by the provisions of this Agreement in so far as the provisions refer or relate to them;

2.21	"Default" means refusal or failure of the Buyers and/or the Group and/or Company, and/or any of them, to:

(a)	indemnify the Seller against any loss or damages, costs interest and charges thereon as required in terms of this Agreement or other Transaction Documents; and/or

(b)	pay any amount due or assumed obligation to the Seller, and/or

(c)	pay or perform any assumed obligation to anyone else,

as the case may be;

2.22	“EBITDA” means the operating profit from ordinary activities for the relevant period, determined and accounted for consistently with past audit and accounting practices and reporting:

(a)	before any deduction on account of taxation;

(b)	before any deduction of any interest payable or the addition of any interest receivable;

(c)	excluding any exceptional, extraordinary, one-off or non-recurring items;

(d)	before taking into account any gain or loss arising from an upward or downward revaluation of any asset (other than trading stock);

(e)	before taking into account any profits or losses on the sale of any asset (other than trading stock);

(f)	before deducting amortisation of any goodwill or any intangible assets;

(g)	before deducting any depreciation on fixed assets; and

(h)	before deducting or adding, as applicable, the proceeds of any business interruption or similar insurance;

2.23

“Effective Date” means 31 December 2023, provided that the Conditions Precedent have been fulfilled or waived, as the case may be, and the Closing Date has occurred in accordance with the requirements in this Agreement;

2.24	"Escrow Agent" means a third-party escrow agent, to be agreed by the Parties;

2.25	“Facility” means the facility to be made available to the Company by Investec Bank Limited or an institutional lender approved by the Seller, the capital of which is to exceed the Purchase Price;

2.26	“First Instalment” means 80% (eighty percent) of the Purchase Price;

2.27	“Friedshelf” means Friedshelf 401 (Pty) Ltd, registration number 2004/000538/07 or its nominee, as approved in writing by the Seller, prior to lodgement of the merger filing envisaged herein;

2.28	“Group” means the group of companies, comprising the Company and its Subsidiaries and other entities in which it/they hold any Interest, directly or indirectly, including but not limited to:

(a)	the Bordax Companies; and

(b)	CMR Meridian,

but excluding Company's shareholders;

2.29

“Guarantee” means, without limiting the generality of that term, any form of credit support, intercession including a letter of comfort, any security such as a suretyship or guarantee, and any indemnity, undertaking or commitment, which was given by the Seller and/or any SGRP Company and/or any of their Affiliates, to or for the benefit of the Company, the Group and/or any of the Buyers at any time, excluding the express provisions of this Agreement;

2.30	"Identified Customers” means those 5 key Customers identified on the Customer List as such;

2.31

"Independent Attorney” means an attorney that has not previously represented any of the Parties and who is appointed by written agreement between the Seller and the Buyers within 5 (five) days of any of them giving written notice to the other for such an appointment to be made and failing written agreement between them, an attorney appointed by the Chairperson of the Legal Practice Council;

2.32	“Instalments” means the First Instalment and the Second Instalment;

2.33	“Interested” for the purposes of clause 17 means, subject to clause 17.2, interested , directly or indirectly, as owner, or shareholder;

2.34

“LEH” means Lindicom Empowerment Holdings Proprietary Limited, registration number 2019/019099/07 or its nominee, as approved in writing by the Seller, prior to lodgement of the merger filing envisaged herein;

2.35

"Licensing Agreement” means the agreement to be concluded between the Company and the Seller (directly or through its Affiliates), in terms of which the non-exclusive licensing of applicable SGRP IP and SGRP Technology by the Seller to the Group is to be regulated;

2.36	“Lindicom” means Lindicom Proprietary Limited, registration number 2013/031725/07 or its nominee, as approved in writing by the Seller, prior to lodgement of the merger filing envisaged herein;

2.37

“Material Liquidity Event” means an increase of 30 (thirty) days or more of a Significant Customer’s payment terms, where a “Significant Customer” shall be a Customer that pays the Group, 10% (ten percent) or more of the Group's gross revenue, over the period commencing 1 January 2024 and ending on 30 November 2024;

2.38

“Meridian Intellectual Property” means all rights, title and interest in and to all intellectual property including all know-how and services techniques or intangible assets pertaining to the Business and all:

(a)	variations of "Meridian", "Bordax" and "CMR", whether as part of a name, logo, brand, or other phrase or usage;

(b)	rights of copyright (including rights in computer software);

(c)

any product (including without limitation any invention, creation, idea, innovation, improvement, discovery, conception or new method) of any work to be performed by any individual both within the scope of their employment or engagement by a person and outside the scope of their employment or engagement by such person, including but not limited to any product which may be patentable, constitute a trade secret, be subject to registration as a design or be subject to copyright registration;

(d)

trade secrets, meaning all proprietary confidential information relating to the Company’s business and commercial matters, including without limitation know how, technical information and data, drawings, systems, methods, software, processes, client lists and Customer information, programmes and marketing and business information generally; and

(e)	all rights having equivalent or similar effect,

in connection with the Business which may exist anywhere in the Territory as at the Signature Date and in the future. All know how, technical information, data, drawings, systems, methods, processes, client lists and Customer information, and marketing and business information generally developed and used by Group in the Territory ("Group Know How") belongs to the Group and not the SGRP Companies; However, Meridian Intellectual Property does not include any of the SGRP Technology;

2.39	"New Share Certificates” means the duly signed share certificates reflecting the Buyers as the owners of the Sale Shares as at the Effective Date in the proportions recorded in clause 7.1;

2.40	“Nominated Account” means the bank account nominated by the Seller and notified to the Buyers and Company, in writing prior to the due date for payment;

2.41

“Parties” means the Buyers, the Seller and the Company and “Party” shall be a reference to any of them as the context may require. For the sake of the avoidance of doubt, any signatory to a Deed of Adherence shall be a party to, and be bound by the provisions of, this Agreement only in so far as, and in respect of, specific provisions of this Agreement that refer to them expressly;

2.42

“person” means any natural or juristic person, association, business, close corporation, company, concern, enterprise, firm, partnership, joint venture, trust, undertaking, voluntary association, body corporate, and any similar entity;

2.43	“Purchase Price” means the aggregate of the price payable for the Sale Shares, set out in clause 8.1;

2.44

“Remaining Shareholder Restructure” means the transactions to be implemented prior to the sale of the Sale Shares, the result of which will be that immediately prior to the sale of the Sale Shares, the shareholding of the Company will be as described in clause 3.3;

2.45	“Resignation Documents” means:

(a)

the necessary signed conditional resignation letters in terms of which Kori Belzer and Mike Matacunas ("Resigning Directors”) resign as directors of the Company and other entities within the Group and as employees (if they are employees) that shall be binding on the Company and take effect on the Closing Date should the Conditions Precedent be fulfilled;

(b)	signed board and shareholder resolutions by the Company accepting the conditional resignations by the Resigning Directors; and

(c)	a certified copy of the Resigning Directors’ passports (dated not older than 3 months),

and any other documents as may be required by the Companies and Intellectual Property Commission, which documents are necessary in respect of the Resigning Directors' resignations from their directorship of the Company should the Conditions Precedent be fulfilled;

2.46	“Sale Documents” means:

(a)	the Share Certificate;

(b)	duly signed and dated share transfer forms in respect of the Sale Shares;

(c)	the New Share Certificates; and

(d)	the Resignation Documents;

2.47	“Sale Shares” means 510 (five hundred and ten) Shares, constituting 51% (fifty one percent) of all of the issued shares of the Company as at the Signature Date and the Effective Date;

2.48	“Second Instalment” means the balance of the Purchase Price;

2.49	“Second Instalment Date” means 31 December 2024;

2.50	“Seller” means SPAR Group International, Inc, a company incorporated in the State of Nevada, United States of America, with a Nevada Business Identification number of NV20001353133;

2.51	“SGRP" means SPAR Group, Inc., a company incorporated in the State of Delaware, United States of America;

2.52

"SGRP Company" means SGRP and any direct or indirect subsidiary of SGRP as listed in Exhibit 21.1 to SGRP's most recent Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (a copy of which can be viewed at SGRP's website (www.sparinc.com) under the tab/sub-tab of Investor Relations/SEC Filings) and their successors-in-title, provided that no entity within the Group shall be a SGRP Company or a subsidiary or Affiliate of SGRP for the purposes of this Agreement;

2.53

"SGRP IP" means all rights, title and interest in and to all intellectual property including all know-how and services techniques or intangible assets pertaining to the businesses of SGRP, any SGRP Company and its Affiliates worldwide and all:

(a)	variations of "SGRP" or "SPAR", whether as part of a name, logo, brand, or other phrase or usage:

(b)	registered patents and patent applications;

(c)	registered designs and design applications;

(d)	registered and unregistered trademarks and trademark applications;

(e)	trade names, brands and logos;

(f)	rights of copyright (including rights in computer software);

(g)

any product (including without limitation any invention, creation, idea, innovation, improvement, discovery, conception or new method) of any work to be performed by any individual both within the scope of their employment or engagement by a person and outside the scope of their employment or engagement by such person, including but not limited to any product which may be patentable, constitute a trade secret, be subject to registration as a design or be subject to copyright registration,;

(h)

trade secrets, meaning all proprietary confidential information relating to SGRP's, the SGRP Companies', and their Affiliates' business and commercial matters, including without limitation know how, technical information and data, drawings, systems, methods, software, processes, client lists and customer information, programmes and marketing and business information generally; and

(i)	all rights having equivalent or similar effect,

in each case (i) in connection with the businesses of SGRP, the SGRP Companies and their Affiliates that may have existed prior to or may exist anywhere in the world as at the Signature Date and in the future, (ii) whether now or hereafter existing, acquired, created, developed or improved, (iii) whether owned, licensed or otherwise held or used individually, exclusively or otherwise, (iv) whether or not existing, acquired, created, developed or improved in connection herewith, and (v) whether or not being or capable of being registered, copyrighted, patented or similarly protected. For the avoidance of doubt:

(i)

the registered patents and patent applications, registered designs and design applications, registered and unregistered trademarks and trademark applications and trade names, brands and logos, used in respect of the Business are SGRP IP, but all products and trade secrets (including know how used in the Business) are Meridian Intellectual Property; and

(ii)

the SGRP IP and SGRP Technology includes those of SGRP's parent companies, subsidiaries and other Affiliates, and the confidential information of each SGRP Company includes, but is not limited to, its intellectual property provided, however, that (1) the Company and the Group shall not be deemed to be a SGRP Company or a subsidiary or Affiliate of SGRP for the purposes of this Agreement; and (2) the SGRP IP do not include any of the Meridian Intellectual Property;

2.54	“SGRP Technology” means any technology provided by, or accessed from, or through, the Seller (or any entity related to it), respecting SPARView, sparinc.com, any email hosting technology;

2.55	“Shares” means ordinary shares in the authorised share capital of the Company;

2.56	“Share Certificate” means the original share certificate/s in respect of the Sale Shares;

2.57

“Shareholders Agreement” means the Joint Venture Shareholders Agreement as existed immediately prior to the Effective Date, concluded on or about 24 June 2004 among inter alia the then shareholders of the Company and the Company, and as amended, substituted and/or novated from time to time and any addenda thereto, and any other agreement among them or any of them as shareholders in the Company, including but not limited to:

(a)	an addendum concluded on or about 8 May 2006; and

(b)	a deed of adherence by Lindicom and second addendum concluded on or about 13 December 2018;

2.58	“Signature Date” means the date of signature of this Agreement by the Party last signing;

2.59	“South Africa” means the Republic of South Africa;

2.60	“Subsidiary” in respect of a company incorporated in South Africa, has the meaning given to that term in the Companies Act, and “Subsidiaries” means all Subsidiaries;

2.61

“Target EBITDA” means an EBITDA of the Group of that is 3% higher for the year ending 31 December 2024 than 31 December 2023, provided that no EBITDA generated from any entity or business acquired after the Effective Date, by any entity within the Group, will be included in the Target EBITDA calculation;

2.62	“Territory” means the following Southern African countries:

(a)	Botswana;

(b)	Lesotho;

(c)	Mozambique;

(d)	Namibia;

(e)	South Africa;

(f)	Swaziland;

(g)	Zambia; and

(h)	Zimbabwe;

2.63	“Transaction Documents” means:

(a)	this Agreement;

(b)	the Licencing Agreement;

(c)	Deeds of Adherence to be obtained by the Buyers from each entity which is in the Group as at the Signature Date; and

(d)	the agreements necessary to give effect to the Remaining Shareholder Restructure, and and “Transaction Document” means any one of them, as the context requires provided that the Seller is not responsible for or liable in terms of or pursuant to any of the Restructuring Documents or the Remaining Shareholder Restructure.

3.	Introduction

3.1	The Seller owns the Sale Shares.

3.2	The Seller has agreed to sell, and the Buyers have agreed to purchase the Sale Shares, subject to the terms of this Agreement.

3.3	Immediately prior to implementation of the sale of the Sale Shares contemplated herein, 100% of the issued Shares shall be owned and held as follows:

(a)	the Seller: 510 Shares;

(b)	Friedshelf: 286 Shares; and

(c)	LEH: 204 Shares.

3.4

Following the implementation and with effect from the Effective Date provided that Closing has successfully occurred, the Seller will no longer own or hold any Shares and the Seller, SGRP and other SGRP Companies will no longer be Affiliates of the Group or a related person to the Company or the Group, or their subsidiaries or shareholders as defined in the Companies Act.

4.	Conditions Precedent to this Agreement

4.1

This Agreement (except clauses 1, 2, this clause 4, clauses 5 and 6, clauses 18 to 28 (“Surviving Clauses”) which are effective from the Signature Date) and the implementation of this Agreement is subject to the fulfilment or waiver, where possible, of all of the following Conditions Precedent by the dates set out below or such extended dates as Friedshelf and the Seller may agree to in writing:

(a)	by 1 March 2024:

(i)

each of the Buyers has provided the Seller with a copy of a resolution of its directors approving the conclusion of this Agreement and its implementation and in the case of Lindicom and LEH, approving the execution of this Agreement by Friedshelf on behalf of each of each of them;

(ii)	the Buyers procuring and providing the Seller with the releases and waivers in clause 10 (in respect of known security as at the Signature Date);

(iii)

the Seller has provided the Buyers with a copy of a resolution of its directors authorising the sale of the Sale Shares and a resolution of SGRP's board of directors authorizing its divestiture of its South African joint venture;

(iv)

the Company has passed a resolution of its directors and shareholders, approving the conclusion and implementation of this Agreement as may be required under the Companies Act, including the sale and transfer of the Sale Shares herein and updating on the register of securities and beneficial interests in the Company and any other Transaction Document and has provided a copy of same to the Buyers and Seller;

(v)

the signature of the Transaction Documents, by the parties thereto and exchange thereof with each other, and the Transaction Documents becoming unconditional other than any condition relating to this Agreement and/or the Closing;

(vi)	the issue and delivery, by Investec Bank or such other institutional lender as may be acceptable to the Seller of:

(A)	a letter confirming to the satisfaction of the Seller, that the Facility has been provided to the Company; and

(B)	an unconditional guarantee of payment in favour of the Seller in respect of the Second Instalment on terms to the reasonable satisfaction of the Seller;

(vii)

to the extent required by law, receipt by the Company of a compliance certificate or an exemption in respect of any transaction contemplated by the Transaction Documents by the Takeover Regulation Panel established in terms of Section 106 of the Companies Act, 2008 and the Company having provided copies thereof to the Buyers and Seller;

(viii)

to the extent necessary, receipt by the Company of approval, or notification of no objection, by the relevant exchange control authority of South Africa, either unconditionally or on conditions which are acceptable to the Buyers and Seller, in respect of the sale of the Sale Shares herein and the Company providing the Seller and Buyers with a copy of same;

(ix)

the Company and Buyers certifying in favour of the Seller that the Remaining Shareholder Restructure has been fully implemented and is effective and provide such certificate to the Seller (and the Seller shall have no liability or risk and suffer any adverse consequences from the Remaining Shareholder Restructure, and which shall be at the sole risk and cost of the Buyers, Company and other entities within the Group, who each provide the indemnity to the Seller in respect thereof in terms of clause 15.1);

(x)

the Buyers providing waivers of any and all options, security, rights of first refusal and pre-emptive rights as may exist in respect of the Sale Shares to be acquired by each other in terms of this Agreement and providing the Sellers, the Company and each other with copies of such waivers;

(xi)

the Buyers and Company providing the Sellers with written confirmation that no pre-emptive rights exist in respect of the Sale Shares pursuant to the Remaining Shareholder Restructure save for those waived in terms of clause (x);

(xii)	the Customer List has been signed by the Company and a representative of the Buyers and signed by the Seller;

(xiii)

original executed deeds of adherence have been provided by the Bordax Companies and CMR and all other entities in the Group, to the Company and copies thereof are provided by the Company to the other Parties, in terms of which deeds of adherence, they agree and confirm that they are bound by the provisions of this Agreement in so far as its provisions relate to them;

(xiv)	the Company obtains copies of Customer Waivers, signed by the Identified Customers and provides copies of same to the Buyers and Seller; and

(xv)	the execution by the Parties and the Escrow Agent of an escrow agreement, regulating the Closing procedures in terms of clause 9.

(b)

by 30 April 2024, this Agreement, and the transactions it contemplates have, to the extent necessary, been approved by the Competition Authorities in terms of the Competition Act unconditionally or on conditions which are acceptable to the Company, Buyers and Seller.

4.2	The Parties undertake to each other to:

(a)

use their reasonable commercial endeavours to procure the fulfilment of each of the Conditions Precedent set out above as soon as possible after the Signature Date, to the extent that fulfilment is in their control; provided that only the Buyers shall have any obligation under this clause respecting any aspect of the Remaining Shareholder Restructure and Restructuring Documents, and the Sellers and Company shall provide reasonable cooperation in respect thereof in relation to providing necessary approvals and waivers of pre-emptive rights approved by the Buyers in order to facilitate the Remaining Shareholder Restructure ,provided that same is not to their detriment; and

(b)	disclose in writing to each other anything which will or is likely to prevent any of the Conditions Precedent set out above from being satisfied, as soon as it becomes aware of such matter.

4.3

The Seller or Friedshelf may extend the date for the fulfilment of the Condition Precedent recorded in clause 4.1(b), on written notice to other Parties, on 2 (two) occasions of not longer than 30 (thirty) days each, which extension agreement shall bind all Parties.

4.4

The remaining Conditions Precedent (or any of them) may be waived (or the date for fulfilment thereof extended) by Friedshelf and the Seller, by agreement in writing, before the date for fulfilment of those Conditions Precedent which waiver or extension agreement shall bind all Parties.

4.5

If the Conditions Precedent have not been fulfilled or waived, where possible, by the dates set out above or such extended dates as provided for in clauses 4.3 and 4.4, then the agreements, arrangements, undertakings or understandings contained in this Agreement (save for the Surviving Clauses which will remain of force and effect subject to the terms of this clause 4.5) will fall away and be of no further force or effect and no Party will have any claim against any other Party:

(a)	arising from the failure of this Agreement except where a Party has breached clause 4.2; or

(b)	under this Agreement, save under the clauses which remain effective,

and as far as it is practically possible the Parties must be restored to the position they were in prior to the conclusion of this Agreement.

5.	Merger Notification

5.1

The sale of the Sale Shares in terms of this Agreement and other transactions necessary to implement this Agreement (including, but not limited to, the Remaining Shareholder Restructure) may require the approval of the Competition Authorities as contemplated in Chapter 3 of the Competition Act and/or other regulators/third parties.

5.2

The Buyers and Company must forthwith procure that their legal counsel jointly assesses, prepares and files any required notification to regulators and/or other authorities/third parties as may be required under applicable laws and/or agreements, and obtains all necessary/required approvals/consents for the execution and implementation of the Remaining Shareholder Restructure and the sale contemplated in this Agreement.

5.3	The Parties must:

(a)

immediately provide requested information for the assessment and determine whether it is necessary to file a merger notification in respect of the sale of the Sale Shares to the relevant Competition Authorities for approval; and

(b)

if necessary, collaborate, assess and prepare and file (if required by law) such a joint merger notification for the Buyers and Company in respect of the sale contemplated in this Agreement, and makes any further submissions as may be lawfully required by applicable law in order to process the merger notification with regard to the sale contemplated in this Agreement.

5.4

The Parties must take all steps that may be necessary to ensure that the merger notification (if required by law) is submitted to the relevant Competition Authorities as soon as possible after the Signature Date, but in any event by no later than 9 February 2024; and for the sake of the avoidance of doubt, provided that only the Buyers and the Company shall have any obligations under this clause 5 with regard to any aspect of the Remaining Shareholder Restructure except for joining in the execution of the resolutions and other approvals required by law in order to give effect to the Remaining Shareholder Restructure, as such resolutions and approvals were prepared, approved and provided by the Buyers and the Company.

5.5

The Parties must co-operate, including through the provision of information for the merger notification for the sale in this Agreement and will indicate which information provided for the purpose of the merger notification will remain strictly confidential. Such information will not be exchanged between the Seller and the Buyers unless specifically agreed to in writing, but rather shared between their legal counsel on an "external counsel-only basis".

5.6

Each Party will pay its own costs in relation to the preparation, filing and processing of the merger notification, provided that the filing fee payable in relation to the merger notification, shall be paid as follows:

(a)	50% (fifty percent), being R82 500. 00 (eighty two thousand five hundred Rand), is payable by the Seller; and

(b)	50% (fifty percent), being R82 500. 00 (eighty two thousand five hundred Rand) is payable by the Buyers,

save that the Company shall make payment of the Seller's portion of the merger fee levied by the Competition Commission and the Seller's portion in respect thereof (the Seller’s Comp Comm Portion) shall be deducted from the First Instalment payable in accordance with clause 8.3(a).

5.7	The Parties will otherwise pay the costs of their advisors respectively, in respect of the preparation and lodgement of the merger filing.

6.	Licensing Agreement

As soon as reasonably possible after the Signature Date, the Seller and the Company are to conclude the Licensing Agreement on terms mutually acceptable to the Company and the Seller (in their discretion) and on a non-exclusive basis, pursuant to which the Seller (directly or through its Affiliates) is to continue to licence the use of applicable SGRP IP and SGRP Technology to the Group, in consideration for agreed royalties and fees on market related terms.

7.	Sale of Shares

7.1

Provided that the Conditions Precedent have been fulfilled or waived in accordance with clause 4 and the required payments (other than the Second Instalment) and deliveries have been made by the Buyers in accordance with clause 8, the Seller hereby sells, transfers and cedes all right, title and interest in and to the Sale Shares, to the Buyers as follows:

(a)	298 Sale Shares to Friedshelf; and

(b)	212 Sale Shares to LEH,

and the Buyers hereby accept such sales and cessions on and with effect from the Effective Date as an indivisible transaction and all risk in and the benefit of the Sale Shares will accordingly pass to the Buyers, on and with effect from the Effective Date.

7.2

For the avoidance of doubt, the risk in and benefit of the Sale Shares shall transfer to the Buyers on the Closing Date, with effect from the Effective Date, notwithstanding that the Second Instalment will not yet have been paid.

8.	Purchase Price

8.1	The Purchase Price for the Sale Shares is R180 700 000. 00 (one hundred and eighty million seven hundred thousand Rand).

8.2	The Purchase Price shall be allocated to the Sale Shares proportionately.

8.3	The Buyers shall pay the Purchase Price to the Seller as follows:

(a)

on the Closing Date, and against the confirmation provided by the Escrow Agent that it is in receipt of the Sale Documents as contemplated in clause 9.1(b), the Buyers or their nominee shall pay into the Nominated Account, the First Instalment minus the Seller’s Comp Comm Portion;

(b)	subject to clause 8.5, on the Second Instalment Date, the Buyers or their nominee shall pay into the Nominated Account, the Second Instalment,

provided that in the event of a Default, all payment obligations of the Buyers shall accelerate and become immediately due and payable by the Buyers to, and enforceable by, the Seller.

8.4

No change of control of the Buyers or Company, transfer or cession of rights in, option in respect of, pledge of, or other encumbrance over, the Sale Shares or the ownership of the Sale Shares by the Buyers is permitted without the prior written consent of the Seller for as long as the Second Instalment is outstanding, subject only to the rights of the guarantor of the Second Instalment. The Second Instalment and any interest accrued thereon shall immediately become due and payable upon any breach of this provision.

8.5

The Buyers shall not be entitled to withhold payment of any of the Instalments not yet paid to the Seller, any indemnification of Seller, or any other amount due or paid to Seller hereunder or under any other Transaction Document for any reason whatsoever and irrespective of any claim any Buyer or member of the Group may have respecting any claim for any breach or default by, or indemnification from, the Seller, and the Buyers and Group each hereby agree that they will not reduce such obligations to Seller by any setoff, right of recoupment, abatement or other reduction or for any reason whatsoever. In the event of either:

(a)	a Material Liquidity Event; or

(b)	the Target EBITDA will not be met,

the Buyers shall have the right to extend the Second Instalment Date for a further period of 12 (twelve) months but without any reduction whatsoever. Any deferred payment of the Second Instalment shall be calculated and denominated in the equivalent US dollar amount as at the exchange rate quoted by Investec Bank Limited, on the date otherwise scheduled for the Second Instalment Date (had no extension occurred).

8.6	Material Liquidity Event Procedure:

(a)

The Buyers shall as soon as reasonably possible, upon the happening of a Material Liquidity Event, notify the Seller of such fact and that the Second Instalment Date is to be extended for a further period of 12 (twelve) months.

(b)	Should the Seller dispute that a Material Liquidity Event has occurred, then it shall have a period of 10 (ten) Business Days to notify the Buyers of such dispute.

(c)

Any Party may thereafter refer such dispute to an expert (Expert) for determination. The Expert shall be appointed by agreement between the Parties. Should the Parties be unable to agree on the Expert to be appointed within seven (7) days of the dispute being declared, then an Expert shall be appointed by the chairman of the South African Institute of Chartered Accountants ("SAICA").

(d)

The decision of the Expert shall, absent manifest (i.e. obvious) error, be final and binding on the Parties. The Expert shall be required to use his/her best endeavours to ensure that his/her determination is made within thirty (30) days of his/her appointment and shall in making his determination take into account any submissions made by any of the Parties. Any fees or disbursements charged or incurred by the Expert shall be borne by the Party/ies against which the Expert finds. Irrespective of the determination of the Expert, the Buyers' obligations to make payment of the Second Instalment shall be suspended pending the determination of the Expert.

8.7	Target EBITDA Procedure

(a)

Should the Buyers come to the conclusion, during the fourth quarter but by 1 December 2024, that the Target EBITDA will not be achieved, they shall as soon as reasonably possible notify the Seller of such conclusion. The Company and Buyers must immediately provide Seller with a copy of the actual management accounts for the Group for the year- and period-to-date, up to and including the last completed month, and the forecasted management accounts for the remainder of the financial year, signed off by the Chief Financial Officer of the Company to substantiate the conclusion and notice that the Second Instalment Date is to be extended for a further period of 12 (twelve) months from the Second Instalment Date.

(b)

Should the Seller dispute that the Target EBITDA will not be achieved, it may conduct its own investigation at its own cost but shall not be obliged to do so, using such experts as it thinks fit to investigate and/or advise in the matter (Seller’s Representatives), who will meet with representatives of the Company and the Buyer to conduct a high level assessment as to whether the Target EBITDA will be achieved. If the Buyers, despite the Seller's objections, remain of the conclusion that the Target EBITDA will not be achieved, they may extend the Second Instalment Date for the period of a further 12 (twelve) months from the Second Instalment Date.

(c)

The Company and Buyers must provide the Seller with a certified copy of the Company's audited financial statements within 5 (five) Business Days of the date of finalisation of the Company's audit as performed following the Second Instalment Date. If the Company's audited financial statements indicate that the Target EBITDA was achieved despite the Buyer's conclusion that it would not be (whether or not the Seller contested under clause (b) above, the Buyers must immediately and without further delay, pay the Second Instalment to the Seller with the Seller's reasonable costs incurred in the Seller's own investigations in 8.7(b) and (c), if any, plus interest at the prime lending rate of Investec Bank Limited plus 4% compounded per annum.

(d)

Should a dispute arise as to whether the Target EBITDA was achieved, based on the audited annual financial statements, the dispute shall be determined in the same manner as recorded in clauses 8.6(c) and 8.6(d), mutatis mutandis.

8.8	Payments of all Instalments shall be free of any reduction, deduction or set off except for the Sellers Comp Comm Portion as envisaged in clause 5.6.

9.	Closing

9.1	The Parties hereby irrevocably authorise and instruct the Escrow Agent to, in this order of proceeding:

(a)	receive and hold, the Sale Documents in safe custody pending Closing, on behalf of the Sellers;

(b)	confirm to the Buyers’ attorneys in writing that the Escrow Agent is in receipt of the Sale Documents, as soon as received;

(c)

receive proof of payment of the First Instalment (minus the Seller’s Comp Comm Portion) made to the Seller on behalf of the Buyers by Investec Bank or such other nominee bank, which proof of payment must be in the standard format used by that payor bank in the ordinary course of its business as confirmation of proof of payment, and the Escrow Agent must provide the Buyers' and Seller's attorneys with a copy of such proof of payment upon receipt thereof;

(d)	cancel the Share Certificate by endorsing it as "cancelled" across the face of it; and

(e)

release the Sale Documents to the Buyers’ legal counsel, Cox Yeats of Bree Street Cape Town, alternatively Investec Bank Limited (or the Buyers’ nominee bank), upon receipt by the Escrow Agent of proof of payment of the First Instalment (minus the Seller’s Comp Comm Portion) made to the Seller by Investec Bank Limited or the Buyers' nominee bank, whereupon, the sale of the Sale Shares in this Agreement will be effective.

9.2

The Company and Buyers must procure that, on and with effect from the Closing Date and provided that 9.1 has been fully implemented, the Accountants immediately update the Company's share register to reflect that the Seller is no longer a shareholder of the Company and to reflect the new shareholding of the Buyers, and that they furnish the Seller and Buyers with certified copies of the updated share register, reflecting the transfer of the Sale Shares to the Buyers in accordance with this Agreement with effect on the Effective Date. The cost of any securities transfer tax will be payable by the Buyers to the Accountants and the Buyers must procure that the Accountants pay the tax to the South African Revenue Service.

9.3

On and with effect from the Effective Date and provided that Closing has successfully occurred, the Seller shall no longer be a party to, nor be bound by, the provisions of the Shareholders' Agreement. In this regard, (i) the Buyers assume, and hereby agree to perform, all of the obligations of the Seller and purchase and acquire all of the Sale Shares and rights of the Seller, under the provisions of the Shareholders' Agreement; (ii) the Buyers are hereby substituted for the Seller under the provisions of the Shareholders' Agreement; (iii) the provisions of the Shareholders Agreement shall no longer be binding on the Seller, and the Buyers and the Company agree to amend the Shareholders' Agreement within 30 days following the Closing Date, to reflect the assumptions, assignments and substitutions effected in accordance with the provisions of this clause.

10.	Release from Security

10.1

The Buyers, Group and the Company must as soon as reasonably possible after the Signature Date in the case of the P&G LOC referred to in clause 12.1(a), and after receiving notice or knowledge of notice of any other Guarantee, take all steps and do all things necessary to procure the release, with effect on the Effective Date (provided that Closing successfully occurs), of the Seller, SGRP and their Affiliates, from all Guarantees which may have been given by any of them for the benefit of the Company, any entity within the Group and/or the Buyers, and provide reasonable proof to the Seller of such efforts and must do so as soon as they become aware of the existence of such Guarantees.

10.2

Until the Buyers and the Company have procured the release contemplated in clause 10.1, the Buyers and the Company hereby jointly and severally indemnify and hold each of the Seller, SGRP and their Affiliates harmless against any and all claims arising in relation to any Guarantees contemplated in clause 10.1.

11.	Warranties by the Seller

11.1	In addition to the other warranties, representations and indemnities provided in this Agreement, the Seller gives to the Buyers and the Company, the following warranties.

(a)

The Seller is the registered and beneficial owner and holder of the Sale Shares, which are encumbered by and subject to the Shareholders' Agreement, and prior to Closing the Seller possesses and is free to exercise all related rights under the Shareholders' Agreement.

(b)

On the Closing Date, but with effect from the Effective Date, the Seller will be able to give, and upon delivery of the Sale Shares, the Seller will have given, the Buyers full title and ownership to the Sale Shares encumbered only by the Shareholders Agreement (to the extent continuing past the Closing Date).

(c)	The Sale Shares comprise 510 Shares, which constitutes 51% (fifty one percent) of the issued Shares.

(d)	No person has any right whatsoever to be offered, or to purchase, or in any other manner, to acquire, any of the Sale Shares, other than any pre-emptive or other rights in the Shareholders' Agreement.

(e)	To the Seller's knowledge, all securities transfer tax payable in respect of the transfer of the Sale Shares to the Seller has been paid in full.

(f)	The Sale Shares are reflected in the Share Certificate, which on the face of it has been endorsed non-resident for exchange control purposes.

(g)	To the Seller’s knowledge, it has not caused the Company (or any other entity within the Group) to be bound by any obligation of which the Company or such Group entity is not aware, being:

(i)	BDO, Microsoft, CMR Meridian and the Bordax Companies;

(ii)	the Customers; and

(iii)	the suppliers to the Group who reflected in the Group's books and records.

11.2	The Buyers and the Company jointly and severally agree that:

(a)

the Seller makes no representation or warranty whatsoever respecting the Company or Group (whether respecting its value, business, assets, liabilities or otherwise); none shall be implied, other than any express warranties provided by the Seller in this Agreement; and the other Parties hereby absolutely, unconditionally, irrevocably, expressly and forever waives every such representation and warranty in respect of the Company;

(b)

the Seller makes no representation or warranty whatsoever, whether express or implied or by operation of law (to the extent allowed by law), in respect of the Shares other than as expressly set forth herein; none shall be implied; and the other Parties hereby absolutely, unconditionally, irrevocably, expressly and forever waives every such representation and warranty in respect of the Shares; other than as expressly set forth in this Agreement; and

(c)

the Seller has not directly or indirectly made or otherwise provided, and the Buyers and the Company have not received or acted or relied upon, any representation, warranty, promise, assurance or other agreement, understanding or information (whether written, electronic, oral, express, implied or otherwise) from or on behalf of the Seller, any other SGRP Company or any of their respective representatives, in respect of any of the matters contained in this Agreement, except for those expressly stated to be so warranted as set forth in this Agreement.

12.	Warranties by the Buyers and Company

12.1

In addition to the other warranties, representations and indemnities provided in this Agreement, the Buyers and Company hereby jointly and severally warrant and represent to and in favour of the Seller that:

(a)

the Company, Buyers and Group had previously requested that a letter of comfort be issued by SGRP to Procter & Gamble in support of the Company, Group and/or Buyers, or any of them, and that letter of comfort was in fact issued (being the "P&G LOC");

(b)	the Remaining Shareholder Restructure will have no adverse tax or other consequences for the Seller whether directly or indirectly. This warranty shall endure for as long as such risks remain extant;

(c)

the Buyers are the registered and beneficial owners of an aggregate of 490 Shares, constituting 49% of the issued shares in the Company prior to Closing, which are encumbered by and subject to the Shareholders' Agreement, and the Buyers possess and are free to exercise all related rights under the Shareholders' Agreement;

(d)

the Remaining Shareholder Restructure, for which the Seller has no responsibility or liability, does not give any person any option, security, pre-emptive right or right of first refusal or similar rights whatsoever to be offered or to purchase, or encumbrance over, any of the Sale Shares, other than any pre-emptive right for which the Buyers gave to the Sellers and/or obtained, the necessary waivers; and

(e)	the Buyers will retain ownership of the Sale Shares post-Closing for as long as the Second Instalment is owing to the Seller, subject only to the rights of the guarantor of the Second Instalment.

13.	Warranties by the Parties

13.1	Each of the Parties separately warrants, represents and undertakes severally to the others that:

(a)

such Party is and will remain validly incorporated or established in terms of the relevant legislation in the jurisdiction in which it is incorporated or established, at least for as long as such Party has any outstanding or continuing obligation to another Party under this Agreement;

(b)

such Party has the requisite power, authority and resources to enter into, to perform its obligations under and to carry out the transactions contemplated in this Agreement and the Buyers and Company will continue to have such, at least for as long as such Party has any outstanding or continuing obligation to another Party under this Agreement;

(c)

such Party has and will continue to have the necessary legal capacity to enter into and perform each of its obligations under this Agreement and the Buyers and Company will continue to have as such, at least for as long as such Party has any outstanding or continuing obligation to another Party under this Agreement and has taken all necessary corporate steps and/or has complied with its own internal procedures to authorise the execution and performance of this Agreement;

(d)	the execution of and performance by such Party of its obligations under this Agreement does not and shall not, at any time:

(i)	contravene any law or regulation to which it is subject;

(ii)	contravene any provision of its founding or governing documents; and

(iii)	conflict with, or result in a breach of any of the terms of, or constitute a default under any agreement or other instrument to which it is a party or is subject;

(e)	it will have all necessary consents, licenses and approvals required in connection with the entry into and performance of its obligations under this Agreement at any time; and

(f)

the terms of this Agreement are and will remain legally binding on it and the exercise and performance of all rights and obligations conferred or imposed on it pursuant to this Agreement will be valid at all times.

13.2	Save where expressly stated otherwise:

(a)

Except where a specific date is specified (for example, after the Closing, or on the Closing Date) each warranty in this Agreement is given at the Signature Date, Effective Date and the Closing Date and all dates in between and is a continuing warranty which will remain in force thereafter notwithstanding the fulfilment of any terms and conditions of this Agreement but assuming receipt of all required approvals under the Shareholders' Agreement;

(b)	each warranty is given and will be enforceable separately.

13.3	The Parties agree:

(a)

that each representation, warranty and undertaking given by or to it in terms of this Agreement is a separate representation, warranty and undertaking which induced the Parties to enter into this Agreement;

(b)	that the Parties relied on the representations, warranties and undertakings expressly given to them in entering into this Agreement;

(c)	each Party is only responsible for its own representations, warranties and undertakings given by it.

13.4

Where reference is made in a warranty to the knowledge or belief of a Party, this will be deemed to include that Party's actual knowledge and the knowledge which that Party would have had if that Party had made reasonable enquiries which that Party could reasonably have been expected to make in the circumstances in relation to the subject matter of the warranty.

14.	Indemnities by the Seller

14.1

Subject to the express limitations of liability in this Agreement, the Seller hereby indemnifies, and on the relevant Buyer Indemnified Person’s demand, shall reimburse, defend and hold the Company and the Buyers and their respective directors, officers, employees and other representatives (each a "Buyer Indemnified Person") harmless against any and all claims (and against the legal costs on an attorney and client scale duly taxed in accordance with the applicable tariff and other reasonable expenses and costs incurred in defending such claims and any costs and amounts found to be payable by the Buyers or any of them, to third parties in respect of such claims), liabilities, damages and losses (but excluding all lost profits and other consequential losses) (each a “Buyer Indemnified Loss”) to the extent (and in the proportion) arising from or in connection with a breach of any obligation in this Agreement and/or failure of any of the express warranties given by the Seller to the Buyer Indemnified Persons in terms of this Agreement to be true and correct, in each case excluding each claim and Buyer Indemnified Loss, to the extent (and in the proportion) attributable to any act or omission by the Buyers and/or Company, any third party and/or other indemnified person, if any, constituting fraud, negligence, wilful misconduct or a violation of applicable law or this Agreement, as such extent and proportion are finally determined pursuant to applicable law. If a claim for a breach of the warranties referred to in clauses 11.1(a) to 11.1(d), liability for that claim shall be capped in aggregate and at the maximum of the Purchase Price as paid at date of the award. Liability for any claim for a breach or breaches of any other warranty or warranties shall be capped in aggregate at 20% of the Purchase Price paid for the Sale Shares. The Seller's obligations under this indemnification clause are conditioned and contingent upon the indemnified person(s) (or its or their representative) providing (1) written notice to the Seller of any actual or overtly threatened claim covered by this indemnification clause withing 30 days of becoming aware thereof and (2) reasonable cooperation in the investigation, defence and resolution of such claim. Each indemnified person will be entitled to retain counsel of its own choosing and participate in such defence.

14.2

This indemnification obligation shall survive the Closing Date and continue after the Closing Date for any claim made at any time prior to the expiry of the period of the relevant statute of limitations until such claim has been finally resolved. This clause 14 is without prejudice to any other rights of the Buyer Indemnified Persons, arising under this Agreement or under applicable law.

14.3

No claim shall avail a Buyer Indemnified Person where the cause of action for that claim is sub judice or lis alibi pendens or res judicata (i.e. where the cause of action is the subject of other litigation, or judicial or arbitral processes, that are pending, being determined elsewhere or have already been adjudicated upon in respect of that Buyer Indemnified Person).

14.4

Except as alternative remedies in the same action, a Buyer Indemnified Person may not claim damages and a penalty in respect of the same cause of action against the Seller, but may claim them in the alternate, and may elect which of them to pursue.

14.5

Except as alternative remedies in the same action, a Buyer Indemnified Person may not claim damages against the Seller for breach of obligations and seek to enforce an indemnity against the Seller in respect of the same cause of action.

14.6	No claims may be made by a Buyer Indemnified Person in respect of loss of profits or consequential losses due to breach of this Agreement.

15.	Indemnities and Releases by the Buyers and the Company

15.1

Subject to the express limitations of liability in this Agreement, the Buyers, the Group and the Company (Indemnifying Buyers) hereby jointly and severally indemnify, defend, and on the relevant Seller Indemnified Person's demand shall reimburse, defend and hold harmless, the Seller, SGRP and their respective directors, officers, employees and other representatives (each a "Seller Indemnified Person") harmless against any and all claims (and against the legal costs on an attorney and client scale duly taxed in accordance with the applicable tariff and other reasonable expenses and costs incurred in defending such claims and any costs and amounts found to be payable to third parties in respect of such claims) liabilities, damages and losses (but excluding all lost profits and other consequential losses) (each a “Seller Indemnified Loss") to the extent (and in the proportion) arising from or in connection with a breach of any obligation in this Agreement and/or failure of any of the express warranties given by the Indemnifying Buyers to the Seller Indemnified Persons, in terms of this Agreement to be true and correct; in each case (a) excluding each claim and Seller Indemnified Loss, to the extent (and in the proportion) attributable to any act or omission by any third party or any Seller Indemnified Person constituting fraud, negligence, wilful misconduct or a violation of applicable law or this Agreement, as such extent and proportion are finally determined pursuant to applicable law, but (b) including all tax risks, adverse consequences and liability of the Seller, SGRP and any of their Affiliates, in any capacity whatsoever directly or indirectly in relation to the Remaining Shareholder Restructure. The Indemnifying Buyers’ obligations under this indemnification clause are conditioned and contingent upon the indemnified person(s) (or its or their representative) providing (1) written notice to the Indemnifying Buyers of any actual or overtly threatened claim covered by this indemnification clause within 30 days of becoming aware thereof and (2) reasonable cooperation in the investigation, defence and resolution of such claim. Each indemnified person will be entitled to retain counsel of its own choosing and participate in such defence.

15.2

This indemnification obligation shall survive the Closing Date and continue after the Closing Date for any claim made at any time prior to the expiry of the period of the relevant statute of limitations following the Closing Date until such claim has been finally resolved. This clause 15 is without prejudice to any other rights of the Seller Indemnified Persons, arising under this Agreement or under applicable law.

15.3

No claim shall avail a Seller Indemnified Person where the cause of action for that claim is sub judice or lis alibi pendens or res judicata (i.e. where the cause of action is the subject of other litigation, or judicial or arbitral processes, that are pending, being determined elsewhere or have already been adjudicated upon in respect of that Seller Indemnified Person).

15.4

Except as alternative remedies in the same action, a Seller Indemnified Person may not claim damages and a penalty against the Indemnifying Buyers in respect of the same cause of action, but may claim damages or a penalty, and may elect which of the claims to pursue.

15.5

Except as alternative remedies in the same action, a Seller Indemnified Person may not claim damages for breach of obligations and seek to enforce an indemnity against the Indemnifying Buyers in respect of the same cause of action, but may claim damages or an indemnity against one or both of them.

15.6	No damages claims may be made by a Seller Indemnified Person in respect of loss of profits or consequential losses due to breach of this Agreement.

15.7	This clause 15 is without prejudice to any other rights of the Seller Released Persons arising under this Agreement or under Applicable Law.

16.	Waiver of Claims

Except for any and all of their rights, powers, interests and claims arising in terms of, or under, this Agreement or any Transaction Document and provided that Closing takes effect:

16.1

as of the Effective Date: each of the Buyers, the Group and the Company, for themselves and for their successors-in-title and assigns (each a "Buyer Releasor"), hereby absolutely, unconditionally, irrevocably, expressly and forever releases, waives and discharges each and every Buyer Released Person (as defined below), from any and all claims, demands, causes of action, grievances, suits, or complaints of any kind or nature ("Buyer Released Claims"), that any Buyer Releasor (i) ever had or now has up to and including the Effective Date provided that Closing occurs successfully, whether under the Shareholder's Agreement or otherwise, or (ii) may have or could have had under the Shareholder's Agreement; in each case  whether known or unknown, or suspected or unsuspected, whether in law, in equity, in rem or tort, or otherwise, regardless of the relief or remedy sought, whether fixed or contingent, liquidated, derivative or otherwise, and whether under any contract or law or otherwise. However, Buyer Released Claims do not include any of the Buyer Releasor's rights, powers, interests and claims under this Agreement or the Transaction Documents. "Buyer Released Person" means each of the Seller, SGRP, their Affiliates, and their respective directors, officers, and its employees and other representatives. The Buyers shall procure that each entity in the Group which has not signed a Deed of Adherence does likewise and the provisions of this clause shall apply mutatis mutandis to such Group entities;

16.2

As of the Effective Date: the Seller for itself and for its successors-in-title and assigns ("Seller Releasor"), hereby absolutely, unconditionally, irrevocably, expressly and forever releases, waives and discharges each and every Seller Released Person (as defined below) from any and all claims, demands, causes of action, grievances, suits, or complaints of any kind or nature ("Seller Released Claims"), that any Seller Releasor (i) ever had or now has up to and including the Effective Date provided that Closing occurs successfully, whether under the Shareholder's Agreement or otherwise, or (ii) may have or could have had under the Shareholder's Agreement; in each case  whether known or unknown, or suspected or unsuspected, whether in law, in equity, in rem or tort, or otherwise, regardless of the relief or remedy sought, whether fixed or contingent, liquidated, derivative or otherwise, and whether under any contract or law or otherwise. However, Seller Released Claims do not include any of the Seller Releasor's rights, powers, interests and claims under this Agreement or the Transaction Documents. "Seller Released Person" means each of the Buyers, Company and entities in the Group and their respective directors, officers, and its employees and other representatives. The Buyers shall procure that each entity in the Group which has not signed a Deed of Adherence does likewise and the provisions of this clause shall apply mutatis mutandis to such Group entities.

17.	Restraint of Trade

17.1

Subject to clauses 17.2 and 17.3, the Seller undertakes, to and for the benefit of the Group and the Buyers, for a period of 3 (three) years on and with effect from the Effective Date (“Restraint Period”), that it will not alone, or through any entity in which it is an owner and/or has control:

(a)	in the Territory, be engaged in any business which operates in direct competition with the Business;

(b)

in the Territory, be Interested in any person who is in competition with any part of the Business of the Group and/or the Buyers as at the Effective Date or was in competition with a Business of the Group and/or the Buyers in the 12 (twelve) months preceding the Effective Date, in the Territory:

(c)	supply goods to, perform services for, contract with, solicit work from, any Customer, in the Territory, in competition with any part of the Business; and

(d)

employ or enter into a contract for services or attempt to solicit the employment or services of any individual who was an employee of any entity within the Group or the Buyers as at the Effective Date and remains an employee of any entity within the Group and the Buyers at the time of the employment, conclusion of the contract or attempt to solicit; excluding, however, any solicitation through or offer or hiring resulting from (a) the prior written consent of the Group or the Buyers as applicable, or (b) any general solicitation not aimed at the employees of the Group or the Buyers (e.g., advertising in a newspaper, trade publication or web site or list).

17.2

Despite anything to the contrary in this Agreement, the Seller may hold up to 5% (five percent) of any class of securities of any private company, public unlisted company, or public company listed and traded on any recognised stock exchange, as an investment, which will not be construed to constitute a breach of the restraints in this Agreement.

17.3

For clarity none of the restraints in this Agreement shall in any way apply to or restrict, or be deemed to apply to or restrict, any company (a "New Affiliate") that is or becomes affiliated with the Seller, SGRP or any other SGRP Companies at any time, irrespective of whether or when such directly or indirectly operates in the Territory, provided that the New Affiliate is not beneficially owned by and under the control of the Seller and/or SGRP and/or an SGRP Company. For clarity, the Seller and/or SGRP and/or any other SGRP Companies may come under common control after the Signing Date with a New Affiliate without that New Affiliate being or becoming in any way subject to any of the restraints in this Agreement.

17.4	The Seller acknowledges that it agrees to the restraints set out in this clause in consideration of:

(a)	the benefits conferred in terms of this Agreement;

(b)	the existence of existing relationships between the Seller and Customers in the Territory and the Group’s existing suppliers and employees in the Territory;

(c)	the nature of the services rendered by the Group for the Customers as at the Signature Date; and

(d)	the Seller’s exposure and access to the Meridian Intellectual Property prior to the Signature Date.

17.5	The Seller acknowledges and agrees that:

(a)	it is entering into the restraints set out in this clause freely and voluntarily;

(b)

each of the restraints imposed on it in terms of this clause are fair and reasonable as to the subject matter, area and duration and are reasonable and necessary for the protection of the proprietary interests of the Company and the Buyer; and

17.6

Subject to the express exceptions in this clause 17, each of the restraint undertakings set out in this clause must be regarded as distinct, severable and separately and independently enforceable in all respects, including in relation to:

(a)	each month of the Restraint Period;

(b)	each province, state, area, district, town and location forming part of the Territory;

(c)	the identity and classification of the Company's and the Buyer’s customers, suppliers, employees and competitors;

(d)	the nature and scope of each aspect of the Business,

regardless of the manner in which such undertakings have been grouped together or aligned grammatically. If any restriction in this clause 17 is found to be unenforceable but would be valid if a part of it was to be deleted or the Restraint Period or scope of the Territory was to be reduced, the restriction will continue to apply but read with the changes required to make it valid and enforceable.

18.	Lockout

The Seller undertakes not to enter any discussions, or otherwise deal with, any third party in relation to the sale of the Sale Shares for a period of 120 (one hundred and twenty) calendar days following 31 December 2023. For the avoidance of doubt, this shall not preclude the Seller from participating in any discussions or dealings in relation to the sale, restructure or other corporate action in respect of itself or its Affiliates.

19.	Intellectual Property

19.1

The Seller hereby acknowledges that all the Meridian Intellectual Property is owned by, and vests in, the Company, Group and/or the Buyers except that the Buyers, Group and Company each acknowledge that all SGRP IP and SGRP Technology is owned by and/or licensed to, and vests in, SGRP, the Seller and/or SGRP Companies (excluding the Group, Buyers and Company) and/or their licensors.

19.2

The Buyers, Company and Group undertake not to assert any ownership rights in the SGRP IP and SGRP Technology, or to use the SGRP IP or SGRP Technology in any manner whatsoever other than their use pursuant to any licensing requirements and conditions under the Licensing Agreement.

19.3

The Company, Buyers and Group must not hold out that they are in any way part of the same group of companies or in legal partnership with, the Seller, SGRP of any other SGRP Company, on and with effect from the Closing Date.

19.4

The Company and Buyers shall not, and shall procure that the Group and their boards of directors, officers and other representatives and contractors do not, use the name "SGRP" or "SPAR", whether for marketing, or in respect of new contracts and trading and/or other arrangements, following the legal change of registered name at the Companies and Intellectual Property Commission ("CIPC"). They must each take, and shall procure that their boards of directors, officers and other representatives take all steps and do all things necessary to procure the removal of the name "SGRP" from the registered name of the Company which CIPC name change shall be done by no later than 4 calendar months from the Closing Date.

19.5

The Buyers and Company must take, and shall procure that the Group and all of their boards of directors, officers, other representatives and contractors take, all reasonable steps to update the legal name of the Company (i.e. without use of “SGRP” or "SPAR") in respect of all regulatory approvals, licenses, permits and registrations, by the second anniversary of the Effective Date.

19.6	The Company may continue to use "SGRP" and "SPAR" on uniforms such as may exist prior to the Closing Date, until the second anniversary of the Effective Date.

19.7

The Buyers, the Company and the Group hereby jointly and severally indemnify and hold harmless and on Seller's demand shall reimburse and defend the Seller, SGRP and each SGRP Company against all claims, losses, damages and costs (including, without limitation, all legal costs and other reasonable expenses and costs incurred in defending such claims, losses and damages) they may suffer, directly or indirectly as a result of the use of the name "SGRP" and "SPAR" and/or any prohibited holding out of continued affiliation between them, on and with effect from the Closing Date.

20.	Confidentiality and Announcements

20.1

Subject to the below provisions, each Party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement, including without limitation any information which relates to:

(a)	the terms of any Transaction Documents; and/or

(b)	the parties to any Transaction Documents; and/or

(c)	the detail of the negotiations relating to the Transaction Documents.

20.2	A Party may disclose information which would otherwise be confidential if and to the extent:

(a)	agreed between the Parties in writing;

(b)	required by law;

(c)	required by any securities exchange or regulatory or governmental body to which that Party is subject, wherever situated, whether or not the requirement for information has the force of law;

(d)	required to enforce the rights or defend claims;

(e)

subject to clause 20.5, required in the process of marketing, fundraising, and/or other corporate activity such as mergers and acquisitions, in respect of a Party or any of its Affiliates, and including but not limited to disclosures to potential or actual investors, funders and other stakeholders, and/or their professional advisers through due diligence processes, provided that such persons are likewise subject to confidentiality;

(f)

subject to clause 20.5, it is to Customers, suppliers and other stakeholders to inform them that the Company is no longer (or no longer will be) a subsidiary of SGRP and/or no longer operates (or no longer will operate) as part of the SGRP Group and/or SPAR Group; or

(g)	the information has come into the public domain through no fault of that Party in breach of this Agreement.

20.3	In addition thereto, the Parties shall:

(a)	subject to clauses 20.2 and 20.4, treat as strictly confidential each other's confidential information and;

(i)	the Buyers and Company will procure that the Group does likewise;

(ii)	the Seller will procure that the SGRP Companies do likewise, subject to applicable law and regulation governing disclosures by such SGRP Companies.

(b)

subject to clauses 20.2 and 20.4, not make any announcements, publications or communications of whatsoever nature or form, regarding any transactions contemplated in any Transaction Agreement, without the prior written consent of the others except as may be required by applicable law.

20.4	Public Announcements:

(a)

The Seller and/or SGRP and/or Affiliates of them may subject to clause 20.5, publicly disclose the existence and progress of the proposed sale of the Sale Shares, and terms of the proposed sale, and the closing, modification, or abandonment of the proposed sale and/or the Transaction Documents and shall be permitted to issue press releases and/or any other public communications in respect thereof, including, but not limited, to SEC filings and press releases.

(b)

The Company must notify the Customers and suppliers of the Business, of the Sale, indicating in such notice that the Sale took effect on the Effective Date and that the Seller is no longer a shareholder in the Company, nor an Affiliate of nor a related person to the Company or Buyers/Group ("related" being as defined in the Companies Act), in writing, after the Closing and provide proof of delivery thereof to the Seller within 10 (ten) Business Days from the Closing Date.

20.5

Subject to legislative and regulatory disclosure requirements, the Parties must not make any disclosure (including any publication), in which any other Party is defamed, criticised or cast in a negative light, provided, however, that this shall not limit any Party's right in good faith to prosecute, enforce and/or defend its rights under this Agreement or the Transaction Documents.

21.	Certain Post Signing and Post Closing Obligations.

21.1

Conduct of Business. Subject to the Closing having successfully concluded, during the period commencing on the Effective Date and ending on the date the payment in full of the Purchase Price ("Post-Closing Period"): (i) each Buyer and the Company shall cause the Company and the Group to continue to operate in the ordinary course of business; and (ii) the Buyers and Company shall procure that none of the Buyers, the Company or other members of the Group shall cause, suffer or permit any transfer any assets from the Company or the Group to any third party, excluding any transfer in the ordinary course of business to any third party for full and fair and liquid value; provided that (A) none of the Buyers, the Company, other members of the Group or any of their affiliates or other representatives are to be construed as a "third party" for purposes of this clause, and none of them shall be deemed or construed to be a "third party" for purposes of this clause, and (B) no transfer of such assets shall be made to any Buyer or to any affiliate of any the Buyers, the Company or members of the Group.

21.2

Following the Effective Date, the current and former directors of the Company designated by the Seller shall be indemnified and defended by the Company the fullest extent permitted by Applicable Law and/or any agreement in force prior to the Signature Date, despite anything to the contrary in this Agreement or otherwise, and despite the releases and/or cancellation of any such agreement herein, and they shall be and remain covered by, or added to (as applicable, the Company's D&O insurance policies and for so long as the longest possibly applicable statute of limitations applies to any potential claims against such directors (and the Company will continue to pay the premiums in respect thereof), in each case as if each was a current director of the Company.

21.3

Following the Closing Date, the Company shall retain its books and records with respect to its operations for periods prior to the Closing for a period of at least seven (7) years, unless a longer period is required by applicable law. The Company shall allow Seller and its designees reasonable access to such books and records (including the right to make photocopies, at the Seller's expense), and to personnel having knowledge of the whereabouts and/or contents of such books and records, during normal business hours and upon reasonable notice, to the extent reasonably required by the Seller for legitimate business reasons, including (without limitation) the preparation of financial statements or tax returns or to facilitate the resolution of any claims made against or by Seller.

22.	Breach and Termination

22.1

If any Party (“Defaulting Party”) commits a breach of any of its obligations in terms of this Agreement and fails to remedy that breach within a period of 14 (fourteen) days of being called upon to do so in writing by any of the other Parties, then that other Party may, at its option and without prejudice to any other rights which it may have at law:

(a)	sue for specific performance of the Defaulting Party’s obligation under this Agreement and any damages which it may have suffered as a result of that breach; and/or

(b)	sue for damages in lieu of specific performance.

(c)

in the case of the Seller, to the extent allowed by law, demand and receive payment under any guarantee and/or other security for such obligations, letter of credit or other credit support document without following any judicial procedure, provided that no Party may cancel this Agreement or the sale herein unless otherwise permitted in this clause 22.

22.2	Notwithstanding clause 22.1, after the Signature Date, subject only to clause 22.4, none of the Parties will have the right to cancel this Agreement as a result of a breach of its provisions.

22.3

In the case of material breach committed prior to the Closing Date, the Buyers may, if committed by the Seller and the Seller may, if committed by the Buyers or either of them, terminate this Agreement prior to the Closing Date. Material breach shall include, but not be limited to breach of:

(a)

any material warranty or other material provision of this Agreement, provided that the Party in material breach has failed to remedy the material breach within 10 (ten) Business Days of written notice requiring the material breach to be remedied unless the 10 (ten) Business Days coincides with the Closing Date in which case, the Party in material breach must remedy that breach before the Closing Date even if the notice period is accordingly shorter than 10 (ten) Business Days; and/or

(b)	the restraint, lockout, intellectual property and/or confidentiality provisions recorded in this Agreement.

22.4	Any Party may terminate this Agreement prior to the Closing Date in the event that:

(a)	any other Party is, other than for the purposes of reconstruction or amalgamation, placed under voluntary or compulsory liquidation or sequestration, whether provisional or final;

(b)	business rescue proceedings are commenced in terms of the Companies Act in respect of any other Party; or

(c)	any other Party makes any arrangement or compromise with its creditors generally or ceases or threatens to cease to carry on business.

22.5	Any cancellation pursuant to this clause22 will be without prejudice to any claim a Party may have in respect of any prior breach of the terms of this Agreement by another Party.

23.	Notices and Domicilia

23.1	Any notice, consent, approval or other communication in connection with this Agreement (Notice) must be in writing and in English.

23.2

A Notice must be sent to a Party at the address nominated by that Party in writing from time to time and failing such nomination, to the last-known registered or head office of that Party for attention of the person duly nominated by such Party and failing such nomination, the managing director/chief executive officer of that Party, in title.

23.3	A Party may by written notice to the other Parties change its chosen address, provided that:

(a)	the change will become effective on the 10th Business Day after the receipt of the notice by the addressee; and

(b)	the physical address must be an address in the country of such Party's incorporation.

23.4	Unless the contrary is proved, any Notice will:

(a)	if delivered by hand during ordinary business hours of 09h00-17h00 in local time of place of delivery, be deemed to have been received by the addressee on the business day of delivery;

(b)

if sent by email, with a copy sent by overnight courier, be deemed to have been received once the email enters during a business day an information system outside the control of the Party sending it (or on the next business day if not so entered.

23.5

Notwithstanding anything to the contrary in this clause, a written notice or communication actually received by a Party will be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address.

23.6

Each Party chooses its physical address set out in clause 23.2, as changed from time to time, as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be delivered.

24.	Mutual Support

24.1

The Parties must use their reasonable endeavours to give effect to this Agreement and the other Transaction Documents in good faith and subject to the limitations applicable to the responsibility of the Seller, SGRP and the SGRP Companies in respect of Remaining Shareholder Restructure as otherwise provided for in this Agreement;

24.2

If, prior to the Closing Date, the Company requires the consent of another Party in order to obtain any reasonably required licence, consent or approval, that other Party will give that reasonably required assistance at the Company's expense, provided that it is reimbursed with the reasonable costs of providing that assistance.

24.3

The Parties undertake at all times to do all such things, perform all such acts, take all such steps; and procure the doing of all such things, the performance of all such actions and the taking of all such steps, as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of the Transaction Documents; subject to the limitations applicable to the responsibility of the Seller, SGRP and the SGRP Companies in respect of Remaining Shareholder Restructure as otherwise provided for in this Agreement .

24.4

The Parties undertake at all times (including for a period of 12 (twelve) months following the Closing Date, and the Buyer and Company undertake at all times for as long any of their performance obligations remain outstanding in terms of the Transaction Document and/or applicable law, to do all such things and perform all such acts which may be required to comply with all financial, statutory and compliance reporting requirements that they may have in terms of the Transaction Documents or otherwise required in terms of applicable law; subject to the limitations applicable to the responsibility of the Seller, SGRP and the SGRP Companies in respect of Remaining Shareholder Restructure as otherwise provided for in this Agreement..

24.5

The Seller and the Company agree to collaborate on commercial matters of mutual commercial interest in their discretion, subject to applicable laws and subject to their respective rights under this Agreement and under the Transaction Documents, which collaboration shall endure for not less than 12 (twelve) months following the Closing Date.

25.	Costs

25.1

Each Party is responsible for its own costs in connection with the Agreement and the other Transaction Documents including the negotiation, preparation, execution and implementation of this Agreement and the other Transaction Documents.

25.2

The Parties agree that any costs awarded pursuant to a breach and subsequent enforcement of any Transaction Document will be recoverable on an attorney-and-client scale, subject to the limitations of the indemnities in this Agreement.

26.	Dispute Resolution

26.1

Any dispute arising from or in connection with this Agreement will be finally resolved by arbitration in accordance with the Rules of the Association of Arbitrators (Southern Africa) (Rules) or its successor current at the date of the dispute arising.

26.2	The arbitrator will be a person mutually agreed on or, in the absence of agreement, appointed by the Association of Arbitrators (Southern Africa) or its successor, subject to the provisos that:

(a)	articles 3 and 4 of the Rules relating the issuing of a notice of arbitration and response will not be prerequisites to the making of the appointment; and

(b)	the arbitrator so appointed must be a practising senior counsel, a retired judge or an attorney with at least 15 years’ experience in practice.

26.3	The arbitration shall, at the election of any Party, be conducted over Zoom or MS Teams.

26.4	Subject to the provisions in clauses 26.1 and 26.2, the arbitration proceedings will be conducted in accordance with the provisions of the Arbitration Act, 1965, or its successor.

26.5	A written notice by a Party to the other Parties that a dispute be submitted to arbitration will be deemed to be a legal process for the purposes of interrupting extinctive prescription.

26.6	Nothing in this clause 26 will prevent a Party from obtaining urgent relief in any court of competent jurisdiction.

27.	General

27.1	This Agreement contains the entire agreement between the Parties in regard to its subject matter.

27.2

No Party may cede its rights under this Agreement without the prior written consent of the other Parties. No Party may delegate its obligations under this Agreement without the prior written consent of the other Parties in their discretion.

27.3

The Parties agree, acknowledge and record that none of them have directly or indirectly made or otherwise provided, and the others of them have not received or acted or relied upon, any representation, warranty, promise, assurance or other agreement, understanding or information (whether written, electronic, oral, express, implied or otherwise, and whether it induced the contract and/or whether it was negligent or not), except for what is expressly stated in this Agreement.

27.4

Except as otherwise expressly provided herein no variation, amendment or consensual cancellation of this Agreement or any term hereof will be binding or have any force and effect unless reduced to writing and signed by or on behalf of the Parties.

27.5

Any extension of time or waiver or relaxation of any of the terms of this Agreement will be construed as relating strictly to the matter in respect of which it was made or given and will not operate as an estoppel against any Party in respect of its rights under this Agreement.

27.6

No failure by any Party to enforce any term of this Agreement will constitute a waiver of such term or affect in any way such Party’s right to require the performance of such term at any time in the future, nor will a waiver of a subsequent breach nullify the effectiveness of the term itself.

27.7

If any term or part of any term of this Agreement is for any reason whatsoever, including a decision by any court, any legislation or any other requirement having the force of law, declared or becomes unenforceable, invalid or illegal, the Parties must negotiate and effect the amendment of this Agreement such that it is lawful and enforceable, retaining its essential terms.

27.8

The Parties acknowledge that they have been free to secure independent legal, tax and other advice as to the nature and effect of all the terms of this Agreement and that they have either taken such independent legal and other advice or dispensed with the necessity of doing so.

27.9

Provisions of this Agreement which purport to confer rights on third parties constitute stipulatio alterii (contracts for the benefit of third parties), the benefits of which may be accepted by such third parties at any time on notice in writing to the Parties, provided that rights and benefits shall only avail entities in the Group who have signed and delivered a Deed of Adherence to the Seller.

28.	Counterparts

28.1

This Agreement or any modification, amendment or waiver may be signed in any number of separate counterparts or signature pages thereto, each of which when signed and dated shall be an original, and such counterpart taken together shall constitute one and the same agreement.

28.2

Each Party may evidence their signature of this Agreement or any modification, amendment or waiver hereof, by transmitting by email to the others, a signed execution copy thereof, signed using a verified signature from the software used by the Company, issued in PDF format which read together with all of the other Parties' signed agreements, shall constitute the final, without following any further original signed Agreement. Each Party adopting this method of signing shall, following circulation by email, provide the original, hard copy signed signature page to the other parties as soon as reasonably practicable. Acceptance of the terms of this Agreement by a Party shall occur upon despatch of the duly signed email version of this Agreement by that Party's representative, which email version is executed using the software used by the Company.

Signed at ____________________________ on __________________ 2024

For and on behalf of

FRIEDSHELF 401 PROPRIETARY LIMITED

____________________________________

Name:

Capacity:

Who warrants authority

Signed at ____________________________ on __________________ 2024

For and on behalf of

LINDICOM PROPRIETARY LIMITED

____________________________________

Name:

Capacity:

Who warrants authority

Signed at ____________________________ on __________________ 2024

For and on behalf of

LINDICOM EMPOWERMENT HOLDINGS PROPRIETARY LIMITED

____________________________________

Name:

Capacity:

Who warrants authority

Signed at ____________________________ on __________________ 2024

For and on behalf of

SPAR GROUP INTERNATIONAL, INC

____________________________________

Name:

Capacity:

Who warrants authority

Signed at ____________________________ on __________________ 2023

For and on behalf of

SGRP MERIDIAN PROPRIETARY LIMITED

____________________________________

Name:

Capacity:

Who warrants authority